                                                                Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Uproar, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Uproar, Inc. of our report dated February 4, 2000, relating to the consolidated balance sheet of Uproar Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the year then ended, which report appears in the registration statement no. 333-93315 on Form S-1.

                                                        /s/ KPMG LLP
                                                        ------------
                                                        KPMG LLP

New York, New York
October 30, 2000